Exhibit 10.1

NON-REDEMPTION AGREEMENT

This Non-Redemption Agreement (this “Agreement”) is entered as of [___], 2026 by and among Lionheart Holdings, a Cayman Islands exempted company (“Lionheart”), and the undersigned investors (collectively, the “Investor”).

RECITALS

WHEREAS, Lionheart expects to hold an extraordinary general meeting of shareholders (the “Meeting”) for the purpose of approving, among other things, an amendment to Lionheart’s Amended and Restated Memorandum and Articles of Association (the “M&A”) to extend the date by which Lionheart must consummate an initial business combination (the “Initial Business Combination”) by nine additional months until March 20, 2027 (the “Extension”);

WHEREAS, the M&A provides that a shareholder of Lionheart may redeem its Class A ordinary shares, par value $0.0001 per share (the “Class A Ordinary Shares”), initially sold as part of the units in Lionheart’s initial public offering (whether they were purchased in Lionheart’s initial public offering or thereafter in the open market) (the “Public Shares”) in connection with the M&A amendment, on the terms set forth in the M&A (“Redemption Rights”);

WHEREAS, subject to the terms and conditions of this Agreement, Investor is willing to not exercise its Redemption Rights in connection with the Extension, or to validly rescind any previously submitted redemption demand, of certain of the Public Shares held by such Investor upon the terms set forth herein.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lionheart and Investor hereby agree as follows:

1.	Terms of Transfer.

1.1.	Upon the terms and subject to the conditions of this Agreement, if (a) as of 5:30 PM, New York time, on the date of the Meeting, Investor holds the Investor Shares (as defined below), (b) Investor did not or does not exercise (or exercised and validly rescinds) its Redemption Rights with respect to such Investor Shares in connection with the Meeting, (c) the Extension is approved at the Meeting and Lionheart meets the continued or initial listing requirements to be listed on a national securities exchange following the Meeting, and (d) Lionheart implements the Extension, then Lionheart hereby agrees, immediately after the closing of the Initial Business Combination, to issue or cause to be issued to Investor for no additional consideration that number of Class A Ordinary Shares set forth opposite Investor’s name on Exhibit A (the “Promote Shares” and such issuance, the “Share Issuance”). For the avoidance of doubt, the Promote Shares will not entitle the Investor to (i) receive funds from the Trust Account (as defined below) or (ii) vote as a class with Public Shares on any Initial Business Combination. “Investor Shares” shall mean an amount of the Public Shares presently held by Investor equal to the lesser of an aggregate amount of (i) the number of Public Shares currently and anticipated to be held by the Investor as of the date of the Meeting, and (ii) 9.9% of the Public Shares that are not to be redeemed, including those Public Shares subject to non-redemption agreements with other Lionheart shareholders similar to this Agreement on or about the date of the Meeting. Lionheart agree to provide Investor with the final number of Investor Shares subject to this Agreement no later than 9:30 a.m. Eastern on the first business day following the date of the Meeting (and in all cases a sufficient amount of time to allow the Investor to reverse any exercise of Redemption Rights with regard to any Investor Shares).

1.2.	Lionheart and Investor hereby agree that the Share Issuance shall be subject to the conditions that (i) the Initial Business Combination is consummated; and (ii) Investor executes a joinder to that certain Registration Rights Agreement, dated June 17, 2024, by and among Lionheart and any other parties thereto (as it exists on the date hereof, the “Registration Rights Agreement”), set forth as Exhibit B to this Agreement (the “Joinder”), or any successor or similar agreement entered into in connection with the Initial Business Combination, provided that any such successor or similar agreement shall provide Investor with registration rights with respect to the Promote Shares that are no less favorable to Investor than those set forth in the Registration Rights Agreement and shall not impose any lock-up or transfer restrictions on the Promote Shares other than restrictions on transfer imposed by applicable securities laws.

Upon the satisfaction of the foregoing conditions, as applicable, Lionheart shall promptly issue or cause to be issued (and no later than two (2) business days following the closing of the Initial Business Combination) the Promote Shares to Investor (or its Permitted Transferees) free and clear of any liens or other encumbrances, other than pursuant to restrictions on transfer imposed by the securities laws. Lionheart covenants and agrees to facilitate such issuance to Investor (or its Permitted Transferees) in accordance with the foregoing.

1.3.	Merger or Reorganization, etc. If there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving Lionheart in which its Class A Ordinary Shares are converted into or exchanged for securities, cash or other property, then, following any such reorganization, recapitalization, reclassification, consolidation or merger, in lieu of Class A Ordinary Shares of Lionheart, Lionheart shall issue or cause to be issued, with respect to each Promote Share to be issued hereunder, the kind and amount of securities, cash or other property into which such Promote Shares converted or exchanged.

1.4.	Forfeitures, Transfers, etc. Investor shall not be subject to forfeiture, surrender, claw-back, transfers, disposals, exchanges or earn-outs for any reason on the Promote Shares.

1.5.	Delivery of Shares; Other Documents. At the time of the Share Issuance, Lionheart shall issue or cause to be issued the Promote Shares to Investor in book-entry form through Lionheart’s transfer agent or in such other manner as Lionheart and Investor shall agree prior to the Share Issuance. The parties to this Agreement agree to execute, acknowledge and deliver such further instruments and to do all such other acts, that are reasonably determined to be necessary or appropriate to carry out the purposes and intent of this Agreement.

1.6.	Registration Rights. In connection with the Share Issuance and in respect of the Promote Shares, Investor shall be entitled to registration rights (i) set forth in the Registration Rights Agreement, and SPAC and Investor shall execute the Joinder, whereby Investor shall become a “Holder” (as defined therein) and the Promote Shares shall be “Registrable Securities” (as defined therein), or (ii) pursuant to any successor or similar agreement entered into in connection with the Initial Business Combination that provides Investor with registration rights with respect to the Promote Shares that are no less favorable to Investor than those set forth in the Registration Rights Agreement.

1.7.	Termination. This Agreement and each of the obligations of the undersigned shall terminate on the earlier of (a) Lionheart’s shareholders do not approve the Extension at the Meeting, (b) the fulfillment of all obligations of parties hereto, (c) the liquidation or dissolution of Lionheart, (d) the mutual written agreement of the parties hereto or (e) if Investor exercises its Redemption Rights with respect to any Investor Shares in connection with the Meeting and such Investors Shares are actually redeemed in connection with the Meeting. Notwithstanding any provision in this Agreement to the contrary, Lionheart’s obligation to issue or cause to be issued the Promote Shares to Investor shall be conditioned on (i) the satisfaction of the conditions set forth in Section 1.2 and (ii) such Investor Shares not being redeemed in connection with the Meeting.

2. Representations and Warranties of Investor. Investor represents and warrants to, and agrees with, Lionheart that:

2.1.	No Government Recommendation or Approval. Investor understands that no federal or state agency has passed upon or made any recommendation or endorsement of the offering of the Promote Shares.

2.2.	Accredited Investor. Investor is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”), or a “qualified institutional buyer” as defined in Rule 144A under the Securities Act, and acknowledges that the sale contemplated hereby is being made in reliance, among other things, on a private placement exemption to “accredited investors” under the Securities Act and similar exemptions under state law.

2.3.	Intent. Investor is acquiring the Promote Shares solely for investment purposes, for such Investor’s own account (and/or for the account or benefit of its members or affiliates, as permitted), and not with a view to the distribution thereof in violation of the Securities Act and Investor has no present arrangement to sell the Promote Shares to or through any person or entity except as may be permitted hereunder.

2.4.	Restrictions on Transfer; Trust Account; Redemption Rights.

2.4.1.	Investor acknowledges and agrees that the Promote Shares are not entitled to, and have no right, interest or claim of any kind in or to, any monies held in the trust account into which the proceeds of Lionheart’s initial public offering were deposited (the “Trust Account”) or distributed as a result of any liquidation of the Trust Account.

2.4.2.	Investor agrees, solely for the benefit of and, notwithstanding anything else herein, enforceable only by Lionheart, to waive any right that it may have to elect to have Lionheart redeem any Investor Shares and agrees not to redeem or otherwise exercise any right to redeem the Investor Shares and to reverse and revoke any prior redemption elections made with respect to the Investor Shares, in each case in connection with the Extension. For the avoidance of doubt, nothing in this Agreement is intended to restrict or prohibit Investor’s ability to redeem any Public Shares other than the Investor Shares, or to trade or redeem any Public Shares (other than the Investor Shares) in its discretion and at any time or trade or redeem any Investor Shares in its discretion and at any time after the date of the Meeting.

2.4.3.	Investor acknowledges and understands that the Promote Shares are being offered in a transaction not involving a public offering in the United States within the meaning of the Securities Act and will not be registered under the Securities Act when issued and, if in the future Investor decides to offer, resell, pledge or otherwise transfer the Promote Shares, such Promote Shares may be offered, resold, pledged or otherwise transferred only (A) pursuant to an effective registration statement filed under the Securities Act, (B) pursuant to an exemption from registration under Rule 144 promulgated under the Securities Act, if available, or (C) pursuant to any other available exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of any state or any other jurisdiction. Investor agrees that, if any transfer of the Promote Shares or any interest therein is proposed to be made, as a condition precedent to any such transfer, Investor may be required to deliver to Lionheart (or its successor) an opinion of counsel satisfactory to Lionheart (or its successor) that registration is not required with respect to the Promote Shares to be transferred. Absent registration or another available exemption from registration, Investor agrees it will not transfer the Promote Shares.

2.5.	Sophisticated Investor. Investor is sophisticated in financial matters and able to evaluate the risks and benefits of the investment in the Promote Shares.

2.6.	Risk of Loss. Investor is aware that an investment in the Promote Shares is highly speculative and subject to substantial risks. Investor is cognizant of and understands the risks related to the acquisition of the Promote Shares, including those restrictions described or provided for in this Agreement pertaining to transferability. Investor is able to bear the economic risk of its investment in the Promote Shares for an indefinite period of time and able to sustain a complete loss of such investment.

2.7.	Independent Investigation. Investor has relied upon an independent investigation of Lionheart and has not relied upon any information or representations made by any third parties or upon any oral or written representations or assurances, express or implied, from Lionheart or any representatives or agents of Lionheart, other than as set forth in this Agreement. Investor is familiar with the business, operations and financial condition of Lionheart and has had an opportunity to ask questions of, and receive answers from Lionheart’s management concerning Lionheart and the terms and conditions of the proposed Share Issuance and has had full access to such other information concerning Lionheart as Investor has requested. Investor confirms that all documents that it has requested have been made available and that Investor has been supplied with all of the additional information concerning this investment which Investor has requested.

2.8.	Organization and Authority. If an entity, Investor is duly organized and existing under the laws of the jurisdiction in which it was organized and it possesses all requisite power and authority to acquire the Promote Shares, enter into this Agreement and perform all the obligations required to be performed by Investor hereunder.

2.9.	Non-U.S. Investor. If Investor is not a United States person (as defined by Section 7701(a)(30) of the U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (collectively, the “Code”)), Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Promote Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the acquisition of the Promote Shares, (ii) any foreign exchange restrictions applicable to such acquisition, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the acquisition, holding, redemption, sale, or transfer of the Promote Shares. Investor’s subscription and payment for and continued beneficial ownership of the Promote Shares will not violate any applicable securities or other laws of Investor’s jurisdiction.

2.10.	Authority. This Agreement has been validly authorized, executed and delivered by Investor, assuming due authorization, execution and delivery by Lionheart, and is a valid and binding agreement enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

2.11.	No Conflicts. The execution, delivery and performance of this Agreement and the consummation by Investor of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) Investor’s organizational documents, (ii) any agreement or instrument to which Investor is a party or (iii) any law, statute, rule or regulation to which Investor is subject, or any order, judgment or decree to which Investor is subject, in the case of clauses (ii) and (iii), that would reasonably be expected to prevent Investor from fulfilling its obligations under this Agreement.

2.12.	No Advice from Lionheart. Investor has had the opportunity to review this Agreement and the transactions contemplated by this Agreement and the Registration Rights Agreement with Investor’s own legal counsel and investment and tax advisors. Except for any statements or representations of Lionheart explicitly made in this Agreement, Investor is relying solely on such counsel and advisors and not on any statements or representations, express or implied, of Lionheart or any of its representatives or agents for any reason whatsoever, including without limitation for legal, tax or investment advice, with respect to this investment, Lionheart, the Promote Shares, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

2.13.	Reliance on Representations and Warranties. Investor understands that the Promote Shares are being offered and sold to Investor in reliance on exemptions from the registration requirements under the Securities Act, and analogous provisions in the laws and regulations of various states, and that Lionheart is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Investor set forth in this Agreement in order to determine the applicability of such provisions.

2.14.	No General Solicitation. Investor is not subscribing for the Promote Shares as a result of or subsequent to any general solicitation or general advertising, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

2.15.	Brokers. No broker, finder or intermediary has been paid or is entitled to a fee or commission from or by Investor in connection with the acquisition of the Promote Shares nor is Investor entitled to or will accept any such fee or commission.

3. Representations and Warranties of Lionheart. Lionheart represents and warrants to, and agrees with, the Investor that:

3.1.	Power and Authority. Lionheart is an exempted company duly formed and validly existing and in good standing as an exempted company under the laws of the Cayman Islands and possesses all requisite corporate power and authority to enter into this Agreement and to perform all of the obligations required to be performed by Lionheart hereunder, including the Share Issuance.

3.2.	Authority. All corporate action on the part of Lionheart and its officers, directors and members necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of Lionheart required pursuant hereto has been taken. This Agreement has been duly executed and delivered by Lionheart and (assuming due authorization, execution and delivery by Investor) constitutes Lionheart’s legal, valid and binding obligation, enforceable against Lionheart in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

3.3.	Title to Securities. The Promote Shares have been duly authorized, and, when issued to the Investor, will be (i) validly issued, fully paid, and non-assessable, and (ii) free and clear of all liens, pledges, security interests, charges, claims, encumbrances, agreements, options, voting trusts, proxies and other arrangements or restrictions of any kind (other than transfer and other restrictions that apply to the Promote Shares generally and applicable securities laws).

3.4.	No Conflicts. The execution, delivery and performance of this Agreement and the consummation by Lionheart of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the Articles, (ii) any agreement or instrument to which Lionheart is a party or by which it is bound or (iii) any law, statute, rule or regulation to which Lionheart is subject or any order, judgment or decree to which Lionheart is subject. Lionheart is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or self-regulatory entity in order for it to perform any of its obligations under this Agreement.

3.5.	No General Solicitation. Lionheart has not offered the Promote Shares by means of any general solicitation or general advertising within the meaning of Regulation D of the Securities Act, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

3.6.	Brokers. No broker, finder or intermediary has been paid or is entitled to a fee or commission from or by Lionheart in connection with the Share Issuance for which Investor will be liable.

3.7.	No Pending Actions. There is no action pending against Lionheart or, to its knowledge, threatened against Lionheart, before any court, arbitrator, or governmental authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by Lionheart of its obligations under this Agreement.

3.8.	Reliance on Representations and Warranties. Lionheart understands and acknowledges that Investor is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Lionheart set forth in this Agreement.

4. Trust Account. Until the earlier of (a) the consummation of Lionheart’s initial business combination; (b) the liquidation of the Trust Account; and (c) 33 months from consummation of Lionheart’s initial public offering or such later time as the shareholders of Lionheart may approve in accordance with the M&A, Lionheart will maintain the investment of funds held in the Trust Account in interest-bearing United States government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, having a maturity of 185 days or less, or in money market funds meeting the conditions of paragraphs (d)(1), (d)(2), (d)(3) and (d)(4) of Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, which invest only in direct U.S. government treasury obligations, or maintain such funds in cash in an interest-bearing demand deposit account at a bank.

5. Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby. With respect to any suit, action or proceeding relating to the transactions contemplated hereby, the undersigned irrevocably submit to the jurisdiction of the United States District Court or, if such court does not have jurisdiction, the New York state courts located in the Borough of Manhattan, State of New York, which submission shall be exclusive.

6. Assignment; Entire Agreement; Amendment.

6.1.	Assignment. Any assignment of this Agreement or any right, remedy, obligation or liability arising hereunder by either Lionheart or Investor to any person that is not an affiliate of such party shall require the prior written consent of the other party; provided, that no such consent shall be required for any such assignment by Investor to one or more affiliates thereof.

6.2.	Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them relating to the subject matter hereof.

6.3.	Amendment. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

6.4.	Binding upon Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and permitted assigns.

7. Notices. Unless otherwise provided herein, any notice or other communication to a party hereunder shall be sufficiently given if in writing and personally delivered or sent by facsimile or other electronic transmission with copy sent in another manner herein provided or sent by courier (which for all purposes of this Agreement shall include Federal Express or another recognized overnight courier) or mailed to said party by certified mail, return receipt requested, at its address provided for herein or such other address as either may designate for itself in such notice to the other. Communications shall be deemed to have been received when delivered personally, on the scheduled arrival date when sent by next day or 2nd-day courier service, or if sent by facsimile upon receipt of confirmation of transmittal or, if sent by mail, then three days after deposit in the mail. If given by electronic transmission, such notice shall be deemed to be delivered (a) if by electronic mail, when directed to an electronic mail address at which the party has provided to receive notice; and (b) if by any other form of electronic transmission, when directed to such party.

8. Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

9. Survival; Severability

9.1.	Survival. The representations, warranties, covenants and agreements of the parties hereto shall survive the closing of the transactions contemplated hereby.

9.2.	Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

10. Headings. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

11. Disclosure; Waiver. As soon as practicable, but in no event later than four (4) business days, after execution of this Agreement, Lionheart will file (to the extent that it has not already filed) a Current Report on Form 8-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), reporting the material terms of this Agreement. The parties to this Agreement shall cooperate with one another to assure that such disclosure is accurate. Lionheart agrees that the name of the investor shall not be included in any public disclosures related to this Agreement unless required by applicable law, regulation or stock exchange rule. Investor (i) acknowledges that Lionheart may possess or have access to material non-public information which has not been communicated to the Investor; (ii) so long as Lionheart complies with the reporting and disclosure requirements of this Section 11, hereby waives hereby waives any and all claims, whether at law, in equity or otherwise, that he, she, or it may now have or may hereafter acquire, whether presently known or unknown, against Lionheart or any of Lionheart’s officers, directors, employees, agents, affiliates, subsidiaries, successors or assigns relating to any failure to disclose any non-public information in connection with the transaction contemplated by this Agreement, including any potential business combination involving Lionheart, including without limitation, any claims arising under Rule 10-b(5) of the Exchange Act; and (iii) is aware that Lionheart is relying on the truth of the representations set forth in Section 2 of this Agreement and the foregoing acknowledgement and waiver in this Section 11, in connection with the transactions contemplated by this Agreement. Lionheart shall, by 9:30 a.m., New York City time, no later than the first business day immediately following the date of the Meeting, issue one or more press releases or file with the United States Securities and Exchange Commission a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing, to the extent not previously publicly disclosed, all material terms of the transactions contemplated hereby and any other material, nonpublic information that Lionheart has provided to Investor at any time prior to the filing of the Disclosure Document. Upon the issuance of the Disclosure Document, to Lionheart’s knowledge, Investor shall not be in possession of any material, nonpublic information received from Lionheart or any of its officers, directors or employees. For the avoidance of doubt, the foregoing waiver shall not limit Investor’s rights with respect to any disclosure, redemption, voting or other rights in connection with any Initial Business Combination or other transaction occurring after the Meeting.

12. Independent Nature of Rights and Obligations. Nothing contained herein, and no action taken by any party pursuant hereto, shall be deemed to constitute Investor and Lionheart as, and Lionheart acknowledges that Investor and Lionheart do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Investor and Lionheart are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any matters, and Lionheart acknowledges that Investor and Lionheart are not acting in concert or as a group, and Lionheart shall not assert any such claim, with respect to such obligations or the transactions contemplated by this Agreement.

13. Most Favored Nation. In the event Lionheart enters into one or more other non-redemption agreements before or after the execution of this Agreement in connection with the Meeting, Lionheart represents that the terms of such other agreements are not materially more favorable to such other investors thereunder than the terms of this Agreement are in respect of the Investor. For the avoidance of doubt, Lionheart hereby acknowledges and agrees that if the ratio of Public Shares to Promote Shares in any such other non-redemption agreement is more favorable to any other investor party to such other agreement than such ratio in this Agreement is to the Investor, such terms shall be deemed materially more favorable to such other investor. In the event that another investor is afforded any such more favorable terms than the Investor, Lionheart shall promptly inform the Investor of such more favorable terms in writing, and the Investors shall have the right to elect to have such more favorable terms included herein, in which case the parties hereto shall promptly amend this Agreement to effect the same.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

INVESTORS:

[_____]

By:
Name:
Title:

[Signature Page to Non-Redemption Agreement]

COMPANY:

LIONHEART HOLDINGS

By:
Name:
Title:

[Signature Page to Non-Redemption Agreement]

EXHIBIT A

Investor	Promote Shares (1)	Number of Public Shares to be Held as Investor Shares (1)
	[___] Class A Ordinary Shares	[___] Class A Ordinary Shares

(1)	One Promote Share for every five Investor Shares.

EXHIBIT B

FORM OF

JOINDER TO

REGISTRATION RIGHTS AGREEMENT

________, 2026

Reference is made to that certain Non-Redemption Agreement, dated as of June [●], 2026 (the “Agreement”), by and among [_____] (“Investor”), and Lionheart Holdings (the “Company”), pursuant to which Investor shall acquire Promote Shares in accordance therewith. Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Agreement.

By executing this joinder, Investor hereby agrees, as of the date of the Share Issuance, that Investor shall become a party to that certain Registration Rights Agreement, dated June 17, 2024, by and among Lionheart and the other parties thereto (as it exists on the date of the Agreement (as it exists on the date of the Agreement, the “Registration Rights Agreement”), and shall be bound by the terms and provisions of the Registration Rights Agreement as a Holder (as defined therein) and entitled to the rights of a Holder under the Registration Rights Agreement and the Promote Shares (together with any other equity security of the Company issued or issuable with respect to any such Promote Shares by way of a share dividend or share subdivision or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization) shall be “Registrable Securities” thereunder.

This joinder may be executed in two or more counterparts, and by facsimile, all of which shall be deemed an original and all of which together shall constitute one instrument.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

INVESTOR

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

LIONHEART HOLDINGS

By:
Name:
Title: